UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 6, 2005

Exact name of registrant as specified in its charter;
Commission File No.: Duquesne Light Holdings, Inc.; 1-10290

Address of principal executive offices; zip code; registrant's telephone number, including area code: 411 Seventh Avenue, Pittsburgh, PA 15219; 412-393-6000

State or other jurisdiction of incorporation or organization;
IRS Employer Identification No.: Pennsylvania; 25-1598483

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the
   Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the
   Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b)
   under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01	Entry into a Material Definitive Agreement.

	See the information set forth under Item 5.02 below.

Item 5.02	Departure of Directors or Principal Officers; Election
         of Directors; Appointment of Principal Officers

     At its regularly scheduled September 22, 2005 meeting, the Duquesne Light Holdings, Inc. ("Holdings") Board of Directors elected Mark E. Kaplan, age 43, Senior Vice President and Chief Financial Officer. Holdings had previously announced that Mr. Kaplan had joined the company on September 6, 2005. Stevan R. Schott, previously Chief Financial Officer, was elected Vice President-Finance.
     The Holdings Board of Directors also approved Mr. Kaplan's Compensation arrangement. Mr. Kaplan's base salary will be $255,000, and his target cash bonus opportunity will be 40% of base salary. Mr. Kaplan will participate in Holdings' long-term incentive plan, pursuant to which he was granted 8,200 shares of restricted stock which will vest on December 31, 2006, and 21,900 deferred stock units which may or may not be earned depending on whether Holdings achieves cumulative total shareholder return and earnings per share goals through 2006. Mr. Kaplan will be eligible to receive the same additional benefits as the other executive officers of Holdings. Mr. Kaplan will be party to (i) a Non-Competition and Confidentiality Agreement with Holdings in substantially the form of Exhibit 10.13 to the Holdings Annual Report on Form 10-K for the year ended December 31, 2001 and (ii) a Severance Agreement in substantially the form of Exhibit 10.11 to the Holdings Annual Report on Form 10-K for the year ended December 31, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
	(Registrant)

    /s/Maureen L. Hogel
	(Signature)
    Maureen L. Hogel
Senior Vice President and Chief Legal & Administrative Officer

Date:  September 27, 2005